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                                                                  EXHIBIT 99.14B

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses for the Galaxy Equity Income Fund, the Galaxy Strategic Equity Fund, the Galaxy Asset Allocation Fund, the Galaxy Large Cap Value Fund, and the Galaxy Growth & Income Fund (five of the portfolios constituting the Galaxy Fund) and "Financial Statements" and "Auditors" in the Galaxy Fund Statement of Additional Information and to the incorporation by reference of our report dated December 11, 2001 with respect to those financial statements and financial highlights included in the Galaxy Fund Annual Report dated October 31, 2001, which Prospectuses, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statements included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of the Liberty Stein-Roe Funds Investment Trust. We further consent to the references to us under the headings "Other Service Providers ...", "Appendix A -- Agreement and Plan of Reorganization" (paragraph 4.1(f)), and in "Appendix F -- Financial Highlights ...", in such Combined Prospectus and Proxy Statements.

                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 21, 2002